Exhibit 3.3

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:58 PM 01/18/2008
FILED 03:53 PM 01/18/2008
SRV 080062896 – 4491367 FILE

CERTIFICATE OF FORMATION

OF

ALDABRA HOLDING SUB LLC

Pursuant to Chapter 18, Section 18-201 of the Delaware Limited Liability Company Act, the undersigned, being authorized to execute and file this Certificate of Formation, hereby testifies as follows:

FIRST: The name of the limited liability company is Aldabra Holding Sub LLC.

SECOND: The address of its registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Rd., Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned shall have caused this Certificate of Formation to be executed this 18th day of January, 2008.

By: /s/: Allen Leung
Name: Allen Leung
Title: Authorized Person

KL2 2541671.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of the Limited Liability Company: ALDABRA HOLDING SUB LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The limited liability company name has been changed to:

BZ INTERMEDIATE HOLDINGS LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 14th day of March, 2008.

By:	/s/ Karen E. Gowland
Karen E. Gowland, Secretary

{Subsidiaries\299010:0073:00436056:}

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:57 PM 05/06/2008
FILED 01:52 PM 05/06/2008
LV 080509566 – 4491367 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
BZ Intermediate Holdings LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, city of Wilmington: Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7th day of May, A.D. 2008.

By:
Authorized Person(s)

Name:	Karen E. Gowland
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